YUM! BRANDS BOARD OF DIRECTORS APPROVES SEPARATION OF
YUM CHINA AND ANNOUNCES INCREASED DIVIDEND

Separation on Track to Be Completed on October 31, 2016

Dividend Increased 11%

LOUISVILLE, KY, September 26, 2016 - Yum! Brands, Inc. (NYSE: YUM) today announced that its Board of Directors has approved the previously announced separation of its China business, now owned by Yum China Holdings, Inc. (Yum China), from Yum! Brands, which is currently expected to occur after the close of business on October 31, 2016. Yum China expects to begin trading “regular way” as an independent company beginning November 1, 2016, on the New York Stock Exchange (NYSE) under the ticker symbol “YUMC.” Yum! Brands expects “when-issued” trading for both Yum! Brands and Yum China to begin on the NYSE on October 17, 2016, under the symbol “YUM WI” for Yum! Brands and “YUMC WI” for Yum China.

Yum! Brands also announced an increase in the Company’s dividend.

“We are moving full steam ahead with the separation of Yum China, establishing two powerful, independent and focused growth companies dedicated to building on our brand strengths and unlocking the full value of each business for our shareholders,” said Greg Creed, Chief Executive Officer of Yum! Brands. “As one of the world’s largest restaurant companies, Yum! Brands will continue to focus on expanding the presence and performance of KFC, Pizza Hut and Taco Bell as a primarily-franchised business to deliver enhanced value to shareholders.”

“This is an exciting time for Yum China as we approach our launch as a new, independent public company,” said Micky Pant, Chief Executive Officer of Yum China. “Yum China has a leading position in the Chinese market, and we see tremendous opportunities to leverage our well-recognized brands and decades of experience to drive growth. We are all energized to achieve Yum China’s full potential and create sustained value for shareholders.”

Returning Capital to Shareholders

The Yum! Brands Board also declared an increased dividend of $0.51 per share, payable on November 4, 2016, to shareholders of record as of the close of business on October 19, 2016. This dividend represents an 11% increase from the Company’s previous quarterly dividend of $0.46 per share. Since initiating a dividend in 2004, Yum! Brands is one of a select group of S&P 500 companies to annually increase its dividend at a double-digit percentage rate.

Since Yum! Brands announced its intention to separate Yum China, the Company has repurchased approximately $5.1 billion in shares at an average price of approximately $80, reducing its share count by approximately 15% as of September 23, 2016. Yum! Brands expects to repurchase an additional $1.1 billion in shares before the end of 2016 to achieve its previously announced plan to return $6.2 billion of capital to shareholders (excluding dividends) in connection with the separation of its China business.

Additional Details on Approval of Yum China Separation

The Yum! Brands Board has approved a distribution of one share of Yum China common stock for each share of Yum! Brands common stock held at the close of business on October 19, 2016, the record date for the distribution. No fractional shares of Yum China common stock will be issued. Instead, the distribution agent will aggregate fractional shares of Yum China common stock and sell the whole shares in the open market. The aggregate net cash proceeds of the sales will be ratably distributed to those shareholders who would otherwise have received fractional shares of Yum China common stock.

Yum! Brands shareholders are not required to take any action to receive the shares of Yum China common stock in the distribution, and they will not be required to surrender or exchange their Yum! Brands shares. Importantly, the number of Yum! Brands shares owned by each shareholder will not change as a result of the distribution.

Yum! Brands intends for the distribution of Yum China common stock to be tax-free for its shareholders, except with respect to any cash received in lieu of fractional shares, and expects to complete the distribution after the close of business on October 31, 2016. The separation and distribution remain subject to the satisfaction or waiver of certain conditions and remains subject to the sole discretion of the Yum! Brands Board.

About Yum! Brands
Yum! Brands, Inc., based in Louisville, Kentucky, has nearly 43,000 restaurants in almost 140 countries and territories. Yum! Brands is ranked #218 on the Fortune 500 List with revenues of over $13 billion in 2015 and is one of the Aon Hewitt Top Companies for Leaders in North America. The Company’s restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Worldwide, the Yum! Brands system opens over six new restaurants per day on average, making it a leader in global retail development.

About Yum China Holdings, Inc.
Yum China Holdings, Inc. will become a licensee of Yum! Brands in Mainland China. It will have exclusive rights in Mainland China to KFC, China’s leading quick-service restaurant concept, Pizza Hut, the leading casual dining brand, and Taco Bell, which is expanding globally but is not yet in China. It will also own the Little Sheep and East Dawning concepts outright. The new company will be well positioned for growth thanks to its strong competitive position, integration of its brands into Chinese popular culture and consumers’ daily lives, expanding geographic footprint in China and existing operational expertise. It will have a strong capital position and no external debt and expects to continue growing its system sales and profits by adding new restaurants and through growing same-store sales. Yum China has more than 7,200 restaurants in over 1,100 cities in China and generated over $8 billion in system sales in 2015. The growth of consumption in China is being fueled by a new generation of younger consumers who are digitally sophisticated and brand driven. The additional growth of the middle class and urban population in China is expected to create the world’s largest market for restaurant brands, with Yum China poised to be the market leader.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication contain “forward-looking statements.”  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  These statements often include words such as “may,” “will,” “estimate,” “intend,” “seek,” “expect,” “project,” “anticipate,” “believe,” “plan,” “could,” “target,” “predict,” “likely,” “should,” “forecast,” “outlook,” “model,” “ongoing” or other similar terminology.  Forward-looking statements are based on our current expectations, estimates, assumptions or projections concerning future results or events, including, without limitation, the planned separation of the Yum! Brands and Yum China businesses, the timing of such separation, the future earnings and performance as well as capital structure of Yum! Brands or any of its businesses, including the Yum! Brands and Yum China businesses on a stand-alone basis if the separation is completed.  Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements.  We cannot assure you that any of our expectations, estimates or projections will be achieved.  Factors that could cause actual results and events to differ materially from our expectations and forward-looking statements are included in reports filed with the SEC by Yum! Brands from time to time, including those discussed under the heading “Risk Factors” in our most recently filed reports on Form 10-K and 10-Q, as well as in the Form 10 filed with the SEC by Yum China. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof.  We are not undertaking to update any of these statements.

Contacts:

Yum! Brands, Inc.

Investor Relations:
Keith Siegner, 888-298-6986
Vice President, Investor Relations and Corporate Strategy

or

Elizabeth Grenfell, 888-298-6986
Director Investor Relations

or

Media Relations:
Virginia Ferguson, 502-874-8200
Director Public Relations